EXHIBIT 99.1

flexion

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Flexion Therapeutics Announces Preliminary, Unaudited Fourth-Quarter and Full-Year 2018 Revenue and Initial
Revenue Guidance for 2019

•	Fourth-quarter 2018 revenue estimated to be approximately $9.5 million, an increase of 36% over the previous quarter
•	Full-year 2018 revenue estimated to be approximately $22.5 million
•	Flexion providing initial 2019 product revenue guidance of $65 to $80 million
•	Conference call scheduled for tomorrow, January 4, 2019, at 8:30 am ET

BURLINGTON, Mass., January 3, 2019 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced preliminary and unaudited revenue for the fourth-quarter and full-year ended December 31, 2018 and provided initial revenue guidance for 2019.

“2018 was a foundational year for ZILRETTA, and in the first full year of the launch, we saw strong product uptake as we established a broad and growing base of prescribers. Furthermore, the clinical feedback on ZILRETTA from physicians and patients alike continues to be overwhelmingly positive and gratifying,” said Michael Clayman, M.D., President and Chief Executive Officer. “We now enter 2019 with a product-specific J code (J3304) which we believe will be a key driver of continued ramp, as it provides prescribers with a well-known and clearly defined reimbursement mechanism that is utilized by both Medicare and private payers. Each year, roughly 5 million people in the U.S. receive intra-articular injections for osteoarthritis knee pain, and we believe ZILRETTA will play an increasingly significant role in the treatment paradigm for this large and growing patient population.”

Preliminary 2018 Results and Revenue Guidance for 2019

•	Unaudited revenue for the fourth quarter of 2018 is estimated to be $9.5 million, an increase of 36% over the previous quarter
•	Total revenue for the full-year 2018 is estimated to be $22.5 million
•	Flexion anticipates 2019 ZILRETTA® product revenue to be in the range of $65 to $80 million

This financial information is unaudited and subject to adjustment. Flexion expects to report its complete 2018 financial results on its fourth-quarter and full-year earnings call which will be held later in the first quarter of 2019.

Conference Call
Flexion’s management will discuss the preliminary results and provide an outlook on 2019 during a conference call scheduled for tomorrow, January 4, at 8:30 a.m. ET. The dial-in number for the conference call is 855-770-0022 for domestic participants and 908-982-4677 for international participants, with Conference ID # 2660538. A live webcast of the conference call can also be accessed through the “Investors” tab on the Flexion Therapeutics website, and a replay will be available online after the call.

ZILRETTA Indication and Important Safety Information

Indication: ZILRETTA (triamcinolone acetonide extended-release injectable suspension) is indicated as an intra-articular injection for the management of osteoarthritis pain of the knee. It is not intended for repeat administration.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•

Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

•

Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.

•	Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•

Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZilrettaLabel.com for full Prescribing Information.

About ZILRETTA
On October 6, 2017, ZILRETTA was approved by the U.S. FDA as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide — a commonly administered, short-acting corticosteroid — with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief over 12 weeks.

About Osteoarthritis (OA) of the Knee
OA, also known as degenerative joint disease, affects more than 30 million Americans and accounts for more than $185 billion in annual expenditures. In 2016, more than 15 million Americans were diagnosed with OA of the knee and the average age of physician-diagnosed knee OA has fallen by 16 years, from 72 in the 1990s to 56 in the 2010s. The prevalence of OA is expected to continue to increase as a result of aging, obesity and sports injuries. Each year, more than 15 million Americans are treated for OA-related knee pain, and approximately five million OA patients receive either an immediate-release corticosteroid or hyaluronic acid intra-articular injection to manage their knee pain.

About Flexion Therapeutics
Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with osteoarthritis, a type of degenerative arthritis. The Company's core values are focus, ingenuity, tenacity, transparency and fun. For the past two years, Flexion has been named one of the Best Places to Work by the Boston Business Journal, and a Top Place to Work in Massachusetts by The Boston Globe.

Forward-Looking Statements:

This release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; the expected impact of a product-specific J code for ZILRETTA; our expectations regarding revenues for the quarter and full-year ended December 31, 2018 and the year ending December 31, 2019; expected increases in the rate of individuals with OA of the knee; and the potential therapeutic and other benefits of ZILRETTA, are forward looking statements.These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks that our actual revenue for the fourth quarter and year ended December 31, 2018 may differ materially from our estimated results for these periods as a result of the completion of year-end closing procedures or the audit of our financial statements; risk that we may not achieve revenue expectations for 2019; the risk that we may not be able to successfully maintain an effective sales force to commercialize ZILRETTA; competition from alternative therapies; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to ZILRETTA; the risk that ZILRETTA may not be successfully commercialized, including as a result of limitations in ZILRETTA's label and package insert information; risks regarding our ability to obtain adequate reimbursement from payers for ZILRETTA; risks related to the manufacture and distribution of ZILRETTA, including our reliance on sole sources of supply and distribution; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; the risk that we may use our capital resources in ways that we do not currently expect; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 7, 2018 and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

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Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

Flexion Therapeutics, Inc.

T: 781-305-7194

syoung@flexiontherapeutics.com